Wealthfront Reports Fiscal First Quarter 2027 Results

Revenue of $90.5 million up 7% year-over-year
Total Platform Assets up 19% year-over-year to a record $96.6 billion

Palo Alto, CA - June 4, 2026 - Wealthfront Corporation (Nasdaq: WLTH), a tech-driven financial platform helping digital natives turn their savings into wealth, announced financial results for its fiscal first quarter ended April 30, 2026.

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David Fortunato - CEO, President & Director: “We shipped significant enhancements throughout the quarter, including expanded access to Wealthfront Home Lending and improvements to our Cash Management and Investment Advisory products. Our Cash Accounts supported a significantly larger dollar volume of direct client tax payments this past tax season, reflecting the growing trust our clients place in us to seamlessly handle their largest liquidity needs. We ended the quarter with record Total Platform Assets of $96.6 billion despite a dynamic macroeconomic environment and are confident our diverse product suite puts us in a strong position for the long-term.”

Alan Imberman - CFO & Treasurer: “We delivered another strong quarter of adjusted free cash flow while continuing to invest in the business. This includes offering a new cross-product adoption incentive, which helped drive the best quarter of new Investment Advisory account openings since the quarter ended January 31, 2025. Our adjusted free cash flow supported our inaugural share repurchase program, which included opportunistic buybacks of over 3 million shares at an average price of $8.66 equating to over $27 million of total open market repurchases in the quarter.”

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Fiscal First Quarter 2027 Results Summary

	Three Months Ended April 30,
($ in thousands, except per share amounts)	2026	2025	% change
GAAP
Total revenue	$90,484	$84,514	7%
Net income - diluted	12,823	25,947	(51)%
Net income margin - diluted (%)	14%	31%
Diluted earnings per common share	$0.07	$0.18	(61)%
Net cash provided by operating activities	22,683	38,481	(41)%
Operating cash flow conversion (%)	177%	148%
Non-GAAP[1]
Adjusted EBITDA	$37,510	$37,904	(1)%
Adjusted EBITDA margin (%)	41%	45%
Adjusted free cash flow	42,708	42,279	1%
Adjusted free cash flow conversion (%)	114%	112%
1 Non-GAAP measure. Wealthfront’s reasons for use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document in the section labeled ‘Non-GAAP Reconciliations’.

F1Q27 Financial Highlights
•Quarterly total revenue of $90.5 million increased 7% year-over-year primarily due to a 19% year-over-year increase in Total Platform Assets to $96.6 billion. The difference between revenue growth and Total Platform Asset growth was due to stronger growth in Investment Advisory Assets versus that of higher-fee Cash Management Assets. Investment Advisory Assets of $51.7 billion, which were up 39% year-over-year and Cash Management Assets of $44.9 billion, which were up 3% year-over-year. Total Platform Asset growth included Total Net Deposits of $0.6 billion in the quarter.
•Funded Clients of 1.46 million grew 15% year-over-year. Funded Accounts of 1.90 million also grew 15% year-over-year.
•GAAP expenses of $75.9 million increased from $51.9 million in the prior year quarter, with the increase due primarily to higher stock-based compensation (SBC) expense and higher product development expense. SBC expense was $17.1 million in the quarter versus $1.9 million in the prior year quarter, with this increase due primarily to the recognition of dual-trigger stock awards following the IPO. Adjusted operating expenses of $58.0 million increased 16% year-over-year primarily due to higher adjusted product development expense. The increase in adjusted product development expense was primarily due to higher personnel-related expenses which were primarily due to increased headcount, and higher cloud computing expense.
•GAAP diluted net income of $12.8 million decreased from $25.9 million in the prior year quarter with the decline due to higher GAAP expenses as a result of higher SBC expense from the recognition of dual-trigger stock awards following the IPO. GAAP diluted net income margin was 14%, a decrease from 31% in the prior year quarter driven primarily by the same SBC impact noted above.
•GAAP diluted EPS was $0.07 compared to $0.18 in the prior year quarter driven primarily by higher SBC expense tied to the recognition of dual-trigger stock awards following the IPO.
•Adjusted EBITDA1 of $37.5 million declined 1% year-over-year. Adjusted EBITDA margin1 was 41%, compared to 45% for the prior year quarter.
•Net cash provided by operating activities was $22.7 million and Adjusted free cash flow1 was $42.7 million. Adjusted free cash flow conversion ratio1 was 114% for the three months ended April 30, 2026.
F1Q27 Business Highlights
•Launched a cross-product adoption incentive in early March to deepen client relationships. This incentive provides clients that direct deposit at least $1,000 per month as well as fund an investment account with an ongoing 25 basis point increase to their Cash Account annual percentage yield (APY). This helped drive asset-weighted cross-product adoption to roughly 62.5% at the end of the quarter, up over one percentage point quarter-over-quarter and aided in the strongest quarter of investment account sign-ups since the fiscal quarter ended January 31, 2025.
1 Non-GAAP measure. Wealthfront’s reasons for use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document in the section labeled ‘Non-GAAP Reconciliations’.

•Launched general availability of Wealthfront Home Lending in Colorado in early April and Texas in early May. Wealthfront Home Lending intends to deliver a better digital home mortgage experience with below market rates and transparent fees. By building a fully digital product, removing unnecessary steps, and automating away most overhead, Wealthfront Home Lending aims to consistently offer rates at least 50 basis points below the national average. During the quarter, we onboarded a second takeout investor, creating multi-investor support and more options to secure low rates for our clients.
•Bolstered the Cash Management account experience with the launch of Cash Category Goals and recurring Cash-to-Category transfers. Cash Category Goals allow clients to more easily track their progress towards personalized financial targets within specific Cash sub-accounts. Our new recurring Cash-to-Category transfers feature provides clients another option to better achieve their goals on an automated basis.
•Added one-tap-to-invest to the Stock Investing Account to streamline the purchase and sale of individual stocks and ETFs. The Stock Investing Account remains one of the most popular investment accounts among younger clients. The improved Stock Investing Account along with the Automated Investing Account, Automated Bond Portfolios, Automated Bond Ladders, and direct index offerings represent a robust suite of investment products that provide both delegator and self-directed clients a broad set of options across a variety of macroeconomic environments.
Conference Call
Wealthfront’s executive management team will host a live audio webcast beginning at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today to discuss the quarter’s financial results and business highlights. The live webcast as well as the earnings press release and earnings presentation can be found at https://ir.wealthfront.com. Following the call, a replay of the webcast will be available on the Wealthfront Investor Relations website.

About Wealthfront
Wealthfront is a tech-driven financial platform helping digital natives turn their savings into wealth. Since pioneering the automated investing category in 2011, the company has grown into a leading consumer fintech that helps clients achieve their financial goals with innovative saving, investing, borrowing, and lending products. Wealthfront’s expanding suite of high-quality, low-cost offerings helps digital natives earn more on their savings, borrow at lower rates, and keep more of their returns. To learn more and get started, visit www.wealthfront.com or download the Wealthfront app.

Contacts
Investors: ir@wealthfront.com

Press: press@wealthfront.com

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements contained in this press release other than statements of historical fact, including statements regarding Wealthfront’s future operating results and financial condition, its business strategy and plans, market growth, and its objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” and similar expressions are intended to identify forward-looking statements.
These forward-looking statements are made as of the date they were first issued and are based on information available to Wealthfront together with Wealthfront’s expectations, estimates, forecasts, projections, beliefs, and assumptions as of such date. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Wealthfront’s control. Wealthfront’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors. Further information on potential risks that could affect actual results is included in Wealthfront’s most recent filings with the Securities and Exchange Commission (the “SEC”), including in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 filed with the SEC on April 24, 2026 and our most recent Quarterly Report on Form 10-Q, copies of which may be obtained by visiting Wealthfront’s Investor Relations website at https://ir.wealthfront.com or the SEC's website at https://www.sec.gov. Past performance is not necessarily indicative of future results. Wealthfront undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Forward-looking statements should not be relied upon as representing Wealthfront’s views as of any date subsequent to the date of this press release.
Additional Information
We announce material information to the public through filings with the SEC, the investor relations page on our website (ir.wealthfront.com), press releases, public conference calls, public webcasts, and our social media accounts on X and LinkedIn in order to achieve broad, non-exclusionary distribution of information to the public and for complying with our disclosure obligations under Regulation FD.

The content of our websites and information that we may post on or provide to online and social media channels, including those mentioned above, and information that can be accessed through our websites or these online and social media channels are not incorporated by reference into this presentation or in any report or document we file with the SEC, and any references to our websites or these online and social media channels are intended to be inactive textual references only.

Non-GAAP Financial Measures
We collect and analyze operating and financial data to evaluate the health of our business, allocate our resources, and assess our performance. In addition to total revenue, net income (loss) and other results under GAAP, we utilize non-GAAP calculations of adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”). Adjusted EBITDA is defined as net income (loss), excluding: (i) interest expenses, (ii) provision for (benefit from) income taxes, (iii)

depreciation and amortization, (iv) stock-based compensation expense, (v) change in fair value of the convertible note, warrant liabilities, and SAFEs, and (vi) nonrecurring expenses, if any. The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Moreover, we have included Adjusted EBITDA and Adjusted EBITDA Margin in this press release because they are key measurements used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, identify trends affecting our business and perform strategic planning and annual budgeting. Adjusted Free Cash Flow reflects net cash provided from operating activities, less (i) purchases of property, software, and equipment and (ii) capitalized internally developed software, plus (i) the change in temporary client funding receivables, which include (a) the change in direct deposit receivables and (b) the change in instant withdrawal receivables. We believe Adjusted Free Cash Flow allows investors to evaluate the cash generated from our underlying operations in a manner similar to the method used by management. However, the utility of Adjusted Free Cash Flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period. Adjusted Free Cash Flow Conversion reflects 1) Adjusted Free Cash Flow divided by 2) Adjusted EBITDA. Adjusted Operating Expenses reflect GAAP operating expenses, less (i) stock-based compensation expense and (ii) nonrecurring expenses, if any. The above items are excluded from our Adjusted Operating Expenses because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful. Please refer to the Appendix for a reconciliation of each non-GAAP financial measure presented herein to the most directly comparable financial measure stated in accordance with GAAP.

Key Business Metrics
Platform assets: We define “platform assets” as the total value of financial assets held by clients in their accounts as of a stated date on our platform. Net deposits and changes in value attributable to financial market performance are included in the change in platform assets in any given period. We further break down platform assets into two categories of products: cash management and investment advisory.
Net deposits: We define “net deposits” as the value of all assets clients have placed into products on our platform, net of withdrawals, over a defined period of time. We exclude changes in value attributable to financial market performance from this metric. We view net deposits as an important barometer of our ability to scale and grow organically and accumulate assets onto our platform. We view the relevant metric as net deposits on a platform-wide basis, not by individual product. Although net deposits can vary by product based on the economic environment, total net deposits provides a more comprehensive view of our growth because our platform offers diverse financial products that are designed to perform under a wide range of economic conditions, allowing the business to maintain resilience and increase total platform assets across market cycles and through extraordinary events.

Funded clients: We define “funded clients” as clients with balances greater than zero or that have been greater than zero on at least one occasion during the 45 consecutive calendar days ending as of the measurement date. Funded clients include clients with a zero balance across all accounts as of the measurement date if they had greater than zero balances in at least one account within 45 calendar days prior to the measurement date. Individuals who shared funded joint accounts are each considered to be a separate funded client. The number of funded clients is as of a stated date and reflects our scale and monetization potential.

Funded accounts: We define “funded accounts” as accounts with balances greater than zero or that have been greater than zero on at least one occasion during the 45 consecutive calendar days ending as of the measurement date. Funded accounts include accounts with a zero balance as of the measurement date if they had greater than zero balances within 45 calendar days prior to the measurement date. A shared funded joint account is considered a single funded account. The number of funded accounts is as of a stated date and reflects our scale and monetization potential.

WEALTHFRONT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

($ in thousands)	April 30, 2026	January 31, 2026
Assets
Current assets:
Cash and cash equivalents	$428,208	$440,805
Cash segregated and on deposit for regulatory purposes	13,833	10,375
Due from clients	273,668	227,413
Accounts receivable	29,751	33,127
Client-held fractional shares	689,011	514,877
Other current assets	51,127	49,187
Total current assets	1,485,598	1,275,784
Deferred tax assets, net	115,869	119,749
Operating lease right-of-use asset	7,834	8,696
Property, software, and equipment, net	7,306	7,755
Other noncurrent assets	3,650	3,745
Total assets	$1,620,257	$1,415,729
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	7,258	7,299
Accrued liabilities	12,897	8,830
Due to clients	12,049	30,209
Payable to clearing broker	273,512	227,439
Current portion of operating lease liabilities	4,157	4,101
Fractional shares repurchase obligation	689,011	514,877
Total current liabilities	998,884	792,755
Operating lease liabilities, net of current portion	5,229	6,292
Other noncurrent liabilities	1,956	1,993
Total liabilities	$1,006,069	$801,040
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value per share; 214,611,134 shares authorized as of April 30, 2026 and January 31, 2026; 154,081,996 and 151,782,411 shares issued as of April 30, 2026 and January 31, 2026, respectively; 149,475,525 and 150,305,463 shares outstanding as of April 30, 2026 and January 31, 2026, respectively	12	12
Treasury stock, at cost; 4,606,471 and 1,476,948 shares held as of April 30, 2026 and January 31, 2026, respectively	(41,313)	(13,052)
Additional paid-in capital	784,656	769,730
Accumulated deficit	(129,167)	(142,001)
Total stockholders’ equity	$614,188	$614,689
Total liabilities and stockholders’ equity	$1,620,257	$1,415,729

WEALTHFRONT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended April 30,
($ in thousands)	2026	2025
Revenue:
Cash management	$63,381	$64,266
Investment advisory	26,244	19,874
Other revenue	859	374
Total revenue	90,484	84,514
Costs and operating expenses:
Cost of revenue	9,964	8,668
Product development	33,715	20,232
General and administrative	16,921	9,867
Marketing	11,220	10,188
Operations and support	4,116	2,925
Total costs and operating expenses	75,936	51,880
Interest expense	252	67
Other expense (income), net	(3,134)	(1,544)
Income before income taxes	17,430	34,111
Provision for income taxes	4,596	8,164
Net income	$12,834	$25,947
Net income attributable to common shareholders:
Net income attributable to common stockholders, basic	$12,834	$25,947
Net income attributable to common stockholders, dilutive	$12,823	$25,947
Earnings per share (EPS):
Basic	$0.08	$0.64
Diluted	$0.07	$0.18
Weighted-average shares outstanding used in computing EPS:
Basic	151,724,284	40,271,969
Diluted	175,500,854	142,487,835

Stock-Based Compensation by Type

	Three Months Ended April 30,
($ in thousands)	2026	2025

Product development	$10,120	$1,251
General and administrative	5,721	349
Marketing	240	91
Operations and support	972	188
Stock-based compensation expense, net of amounts capitalized	17,053	1,879
Capitalized stock-based compensation expense	—	—
Total stock-based compensation expense	$17,053	$1,879

WEALTHFRONT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended April 30,
($ in thousands)	2026	2025
Operating activities
Net income	$12,834	$25,947
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, software, and equipment, net	1,434	1,847
Non-cash lease expense	862	794
Deferred income taxes	3,880	—
Stock-based compensation expense	17,053	1,879
Impairment of internally developed software	—	378
Change in fair value of warrant liabilities	412	—
Changes in operating assets and liabilities:
Due from clients	(46,255)	(25,685)
Accounts receivable	3,376	1,309
Other current and noncurrent assets	(1,845)	1,325
Accounts payable	(41)	226
Accrued liabilities	4,067	8,234
Due to clients	(18,160)	(2,711)
Payable to clearing broker	46,073	25,847
Lease liabilities	(1,007)	(909)
Net cash provided by operating activities	$22,683	$38,481
Investing activities
Purchases of property, software, and equipment	(985)	(211)
Net cash used in investing activities	$(985)	$(211)
Financing activities
Taxes paid related to net share settlement of RSUs	(4,653)	—
Proceeds from exercise of stock options, including early exercises	1,118	369
Proceeds from exercise of common stock warrants	960	—
Repurchase of common stock	(28,261)	(213)
Net cash provided by (used in) financing activities	$(30,837)	$156
Net increase in cash and cash equivalents, cash segregated and on deposit for regulatory purposes, and restricted cash and cash equivalents	(9,139)	38,426
Cash and cash equivalents, cash segregated and on deposit for regulatory purposes, and restricted cash and cash equivalents at the beginning of the period	453,790	154,553
Cash and cash equivalents, cash segregated and on deposit for regulatory purposes, and restricted cash and cash equivalents at the end of the period	$444,651	$192,979

WEALTHFRONT CORPORATION
KEY BUSINESS METRICS

TOTAL	As of or for the Three Months Ended April 30,
(in $ millions unless otherwise noted)	2026	2025
Platform assets	$96,600	$80,858
Cash management	44,883	43,774
Investment advisory	51,718	37,085

Net deposits	$554	$1,790
Cash management	(477)	1,363
Investment advisory	1,031	427

Funded clients (# in thousands)	1,458	1,264
Funded accounts (# in thousands)	1,900	1,648

CASH MANAGEMENT	As of or for the Three Months Ended April 30,
(in $ millions unless otherwise noted)	2026	2025
Cash management assets (off-balance sheet), beginning of the period	$45,360	$42,411
Cash management assets (off-balance sheet), end of the period	44,883	43,774
Average[1]	45,122	43,093

Cash management revenue	$63.4	$64.3

Annualized cash management fee rate (in %) [2]	0.58%	0.61%

INVESTMENT ADVISORY	As of or for the Three Months Ended April 30,
(in $ millions unless otherwise noted)	2026	2025
Investment advisory assets (off-balance sheet), beginning of the period	$48,745	$37,764
Investment advisory assets (off-balance sheet), end of the period	51,718	37,085
Average[1]	50,232	37,425

Investment advisory revenue	$26.2	$19.9

Annualized investment advisory fee rate (in %) [2]	0.21%	0.22%

1 Average balance rows represent the average of the beginning of period and end of period balances.
2 Annualized cash management fee rate and Annualized investment advisory fee rate is calculated by annualizing revenue for the given period and dividing by the simple average asset balance presented.

WEALTHFRONT CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(UNAUDITED)
The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document.

Adjusted Operating Expenses

	Three Months Ended April 30,
($ in thousands)	2026	2025
GAAP operating expenses	$75,936	$51,880
Less: Stock-based compensation expense	17,053	1,879
Less: IPO-related service provider expense	929	—
Adjusted operating expenses	$57,954	$50,001

Adjusted EBITDA & Adjusted EBITDA Margin

	Three Months Ended April 30,
($ in thousands)	2026	2025
Net income	$12,834	$25,947
Net income margin	14%	31%
Add:
Interest expense	252	67
Provision for (benefit from) income taxes	4,596	8,164
Depreciation and amortization of property, software, and equipment, net	1,434	1,847
EBITDA (non-GAAP)	$19,116	$36,025
Stock-based compensation expense	17,053	1,879
Change in fair value of warrant liabilities and SAFEs	412	—
IPO-related service provider expense	929	—
Adjusted EBITDA (non-GAAP)	$37,510	$37,904
Adjusted EBITDA Margin (non-GAAP)	41%	45%

WEALTHFRONT CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(UNAUDITED)
Adjusted Free Cash Flow & Adjusted Free Cash Flow Conversion

	Three Months Ended April 30,
(in thousands)	2026	2025
Net cash provided by operating activities	$22,683	$38,481
Divided by: Net income (loss)	12,834	25,947
Operating cash flow conversion	177%	148%

Net cash provided by operating activities	$22,683	$38,481
Less: Capital expenditures	(985)	(211)
Add: Change in temporary client funding receivables	21,010	4,009
Adjusted free cash flow	$42,708	$42,279
Divided by: Adjusted EBITDA (non-GAAP)	37,510	37,904
Adjusted free cash flow conversion	114%	112%

Net cash provided by (used in) investing activities	$(985)	$(211)
Net cash provided by (used in) financing activities	$(30,837)	$156